Exhibit 3.110

SIXTH AMENDMENT TO AGREEMENT OF

LIMITED PARTNERSHIP OF PASCO COGEN, LTD.

This Sixth Amendment (“Sixth Amendment”) to Agreement of Limited Partnership of Pasco Cogen, Ltd., a Florida limited partnership (the “Partnership”), dated as of September 17, 1998, by and among NCP Dade Power Incorporated, a Delaware corporation (“NDP”), and Pasco Project Investment Partnership, Ltd., a Florida limited partnership (“PPIP”), as the General Partners, Dade Investment, L.P., a Delaware limited partnership (“DIL”), DCC Project Finance Ten, Inc., a Delaware corporation (“DCCP”), and PPIP as a majority in interest of the Limited Partners, and Pas Power Co., a Florida corporation (“PAS”), and Pasco Interest Holdings, Inc., a Delaware corporation as withdrawing Limited Partners.

WITNESSETH:

Whereas, PAS, NDP and DIL entered into an Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of August 28, 1991 (the “LP Agreement”), as amended by (i) the First Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of January 15, 1992; (ii) the Second Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of October 15, 1992; (iii) the Third Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of July 15, 1993; (iv) the Fourth Amendment to Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of June 13, 1994; and (v) the Fifth Amendment to

Agreement of Limited Partnership of Pasco Cogen, Ltd., dated as of June 10, 1997 (the LP Agreement, as so amended, the “Partnership Agreement”);

WHEREAS, pursuant to the Retained LP Interest Purchase and Sale Agreement, dated as of September 17, 1998, between PAS and DCCP (the “Purchase and Sale Agreement”), DCCP has purchased a 0.04% Partnership Interest in the Partnership from PAS (the “PAS LP Interest”);

WHEREAS, the General Partners and a majority in interest of the Limited Partners have previously consented to the transfer of the Partnership Interest of PAS to DCCP;

WHEREAS, PAS desires to withdraw as a Limited Partner;

WHEREAS, in connection with the liquidation of PIHI, PIHI shall (i) transfer, simultaneously with the execution of this Sixth Amendment, a .10% limited partnership interest in the Partnership (the “PIHI LP Interest”) to PPIP and (ii) dissolve immediately following the execution hereof;

WHEREAS, by executing this Sixth Amendment the parties hereto acknowledge and consent to the transfer of the PIHI Interest and the dissolution of PIHI;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             The General Partners and a majority in interest of the Limited Partners hereby acknowledge that (i) PAS has transferred to DCCP, as of the date hereof, the PAS LP Interest to be held by DCCP as a Limited Partner; and (ii) PIHI has transferred to PPIP, as of the date hereof, the PIHI LP Interest to be held by PPIP as a Limited Partner.

2.             NDP and PPIP hereby reaffirm their consent to the foregoing transfer of the PAS LP Interest to DCCP and the PIHI LP Interest to PPIP, and consent to the withdrawal of PAS and PIHI as Limited Partners.

3.             Exhibit A to the Partnership Agreement is hereby amended to read in its entirety as follows:

“Exhibit A

Partnership Interests

The respective Partnership Interests of the Partners are as follows:

PPIP as General Partner	1.00%
DCCP as Limited Partner	49.00%
NDP as General Partner	1.00%
DIL as Limited Partner	48.90%
PPIP as Limited Partner	0.10%”

4.             Except as amended hereby, the Partnership Agreement shall continue in full force and effect.

5.             References herein to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of the Partnership Agreement.

6.             Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Partnership Agreement.

IN WITNESS WHEREOF, the parties have caused this Sixth Amendment to be executed as of the date first above written.

GENERAL PARTNERS:

NCP DADE POWER INCORPORATED

By:	/s/ Beth Matheson

PASCO POWER INVESTMENT PARTNERSHIP, LTD.

By: Pas Power GP, Inc., its General Partner

	By:	/s/ R. E. Ludwig

LIMITED PARTNERS:

DADE INVESTMENT, L.P.

By: NCP Dade Power Incorporated, its General Partner

	By:	/s/ Beth Matheson

PASCO POWER INVESTMENT PARTNERSHIP, LTD.

By: Pas Power GP, Inc., its General Partner

	By:	/s/ R. E. Ludwig

DCC PROJECT FINANCE TEN, INC.

By:	/s/ [ILLEGIBLE]

WITHDRAWING LIMITED PARTNERS:

PAS POWER CO.

By:	/s/ R. E. Ludwig
R. E. Ludwig
President

PASCO INTEREST HOLDINGS, INC.

By:	/s/ R. E. Ludwig
R. E. Ludwig
President